Exhibit 10.3

SEVENTH AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

The Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”), is hereby amended by this Seventh Amendment (the “Amendment”).

WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;

WHEREAS, Seagate US LLC (the “Company”) maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;

WHEREAS, Section 9.4 of the Plan document provides that the Seagate Benefits Administrative Committee (the “Committee”) has the authority to adopt and execute any amendments to the Plan, and the Committee has delegated that authority to the Senior Director, Global Benefits and the Senior Manager, Americas Benefits of the Seagate Benefits Department;

WHEREAS, Section 162(m) of the Code (“Old 162(m)”) was amended by the Tax Cuts and Jobs Act of 2017 (“New 162(m)”)and Proposed Treasury Regulations were published December 20, 2019, reflecting the changes to Old 162(m) and providing certain transition relief; and

WHEREAS, pursuant to authority granted to the Committee under Section 9.4, and the Committee’s delegation, the Senior Director, Global Benefits has determined that it is appropriate to amend the Plan, in accordance with the transition relief contained in the Proposed Treasury Regulations, to provide that Section 7.5, providing for automatic deferral of distributions that would not be tax-deductible by the Company or a Participating Company due to the limitations imposed by Old 162(m), will not apply to distributions that would not be tax-deductible due to New 162(m).

NOW, THEREFORE, BE IT RESOLVED, that the Amendment, as set forth in the attached Exhibit A, is hereby approved and adopted effective as specified in Exhibit A.

Exhibit 10.3

SEVENTH AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

The Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”), is hereby amended as follows:

1. Effective January 1, 2018, Section 7.5 is amended to change the word “earning” in the last sentence to “earnings,” and to add the following new sentence at the end:

“In accordance with Proposed Treasury Regulations published December 20, 2019, to reflect the changes to Code Section 162(m) implemented by the Tax Cuts and Jobs Act of 2017 (“New 162(m)”), this section will not apply to: (i) distributions of any deferrals relating to compensation for services provided after December 31, 2017 that would not be deductible by the Company or a Participating Company due to New 162(m), and (ii) any distributions of deferrals relating to compensation for services provided prior to January 1, 2018 that have become subject to New 162(m).

2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Seventh Amendment.

In WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized delegate, has executed this Amendment to the Plan on December 18, 2020.

By:	/s/ Janet Farabaugh
Janet Farabaugh
Senior Director, Global Benefits